Exhibit 99.2

JCPenney Announces Proposed Offering of Senior Secured Second Priority Notes
PLANO, Texas (March 8, 2018) -- J. C. Penney Company, Inc. (the “Company”) (NYSE: JCP) announced today that its wholly-owned subsidiary, J. C. Penney Corporation, Inc. (“JCP”, and together with the Company, “J. C. Penney”), has commenced a private offering of $350 million aggregate principal amount of senior secured second priority notes, for which the Company would be a co-obligor (the “Notes”), subject to market and other conditions. The Notes will be guaranteed on a secured basis, jointly and severally, by the Company and certain domestic subsidiaries of JCP that guarantee J. C. Penney’s senior secured term loan facility and existing senior secured notes. J. C. Penney intends to use the net proceeds from the offering of the Notes to pay the tender consideration for portions of its 8.125% senior notes due 2019 and 5.65% senior notes due 2020 (collectively, the “Tender Securities”) validly tendered (and not validly withdrawn) and accepted for purchase in its previously announced contemporaneous tender offers, and fees and expenses associated with the offering of the Notes and the tender offers. If any or all of the Tender Securities (up to the tender cap for each series of Tender Securities) are not purchased in the tender offers, or to the extent J. C. Penney has net proceeds from the offering remaining after payment of the tender consideration and fees and expenses associated with the offering of the Notes and the tender offers, it intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include further retirement of J. C. Penney’s existing notes, including defeasance of any untendered Tender Securities.
The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any Notes. This press release also does not constitute an offer to purchase or the solicitation of an offer to sell any Tender Securities, which offers are being made only by means of the offer to purchase and related documents with respect thereto.
Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the offering and the timing of the closing of the offering and the anticipated use of proceeds from the offering. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control, that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell us merchandise on a timely basis or at all, trade restrictions, the ability to monetize assets on acceptable terms, the ability to implement our strategic plan including our omnichannel initiatives, customer acceptance of our strategies, our ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, our ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, disruptions and congestion at ports through which we import goods, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, legal and regulatory proceedings and the Company’s ability to access the debt or equity markets on favorable terms or at all. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. Please refer to the Company’s most recent Form 10-Q for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake to update these forward-looking statements as of any future date.
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